Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 16, 2015, by and between Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

RECITALS

A       The Purchaser holds warrants to acquire up to 1,017,405 shares of common stock of the Company (the “Existing Warrants”). The Company has requested that Purchaser exercise some or all of the warrants in order to assist the Company in meeting its cash and capital needs. The Purchaser is willing to exercise Existing Warrants on the terms and conditions of this Agreement.

B.       In consideration of the Purchaser’s exercising Existing Warrants, the Purchaser will purchase and the Company will issue to the Purchaser certain additional warrants to acquire shares of the Company’s common stock as provided below.

C.       The Company is offering and selling the securities contemplated by this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

D.        Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Investor Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and to provide certain additional rights.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Article 1:
DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, the Purchaser shall not be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Audit Committee” has the meaning set forth in Section 3.1(v).

“Board” has the meaning set forth in Section 3.1(v).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“California Courts” means the courts of the State of California and the United States District Courts located in the State of California.

“Closing Date” means the First Closing Date, Second Closing Date or Third Closing Date as applicable.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the Company’s common stock, no par value, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company (or any person serving in such capacity, including in an “Acting” or “Interim” capacity) having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock into which the Preferred Shares are convertible from time to time.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Entity” has the meaning set forth in Section 3.2(j).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Warrants” has the meaning set forth in the Recitals.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Internal Controls” has the meaning set forth in Section 3.1(v).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Warrants or the Investor Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Warrants or the Investor Rights Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in GAAP, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated companies generally.

“Material Contract” means any contract, agreement, plan or instrument of the Company or any Subsidiary that is required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“New Warrants” means the First Closing Warrants, the Second Closing Warrants and the Third Closing Warrants.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Permits” has the meaning set forth in Section 3.1(t).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Preferred Shares” means any shares of Preferred Stock issued by the Company.

“Preferred Stock” means any of the Company’s Series B, Series C and Series D Convertible Voting Perpetual Preferred Stock

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Capital Market.

“Purchaser” has the meaning set forth in the Preamble.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchaser of the Registrable Securities (as defined in the Investor Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” means the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholder Rights Plan” means that Rights Agreement dated as of January 23, 2013 by and between the Company and American Stock Transfer & Trust Company, as amended from time to time.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Investor Rights Agreement, the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Co., or any successor transfer agent for the Company.

“Warrant Purchase Price” means $0.125 for each Warrant Share underlying the Warrants purchased by the Purchaser.

“Warrant Shares” means shares of the Company’s common stock issued or issuable upon exercise of the Existing Warrants or any of the New Warrants.

Article 2:
PURCHASE AND SALE

2.1     First Closing.

(a)      First Exercise of Existing Warrants. On the date hereof, the Purchaser will exercise the Existing Warrants for the purchase of 824,435 shares of common stock of the Company (the “First Exercise”).

(b)     Issuance of New Warrants. Upon the Purchaser’s First Exercise of Existing Warrants for the purchase of the number of shares described in subsection (a) above, the Company will issue to the Purchaser a new warrant for the acquisition of the number of shares of common stock of the Company equal to 109% of the number of shares for which the Existing Warrants are being exercised (the “First Closing Warrant”). Any fractional share will be rounded to the nearest whole number of shares. The exercise price for each share of the Company’s common stock under the First Closing Warrant will be $1.78. The Purchaser will pay to the Company a purchase price of $0.125 per underlying shares for the issuance of the First Closing Warrant.

(c)     First Closing. The parties shall use their commercially reasonable best efforts to satisfy all conditions to the above transactions (the “First Closing”) and to complete the First Closing on February 16, 2015 (the “First Closing Date”). The First Closing shall take place remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(d)     Form of Payment. Unless otherwise agreed to by the Company and Purchaser, on the First Closing Date, (1) the Company shall issue the First Closing Warrant and (2) Purchaser shall wire the exercise price for shares being acquired by the First Exercise of the Existing Warrants and the purchase price for the First Closing Warrant, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

2.2     First Closing Deliveries.

(a)     At the First Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following:

(i)       evidence that the Company has issued instructions to its Transfer Agent for the issuance of shares of common stock being acquired by the First Exercise of the Existing Warrants;

(ii)     the First Closing Warrant;

(iii)      the Investor Rights Agreement, duly executed by the Company (which shall be delivered at the First Closing);

(iv)      a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the First Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the First Closing Warrant, and (b)  certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)     a certificate of the Chief Executive Officer or Acting Chief Financial Officer of the Company, in the form attached hereto as Exhibit D, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b);

(b)     Purchaser shall deliver or cause to be delivered to the Company the following on or prior to the First Closing Date:

(i)      The Existing Warrants (which the Company shall endorse to reflect the number of shares exercised at the First Closing and the remaining number of shares for which the Existing Warrants are exercisable after the First Closing and then promptly return to the Purchaser);

(ii)      the Investor Rights Agreement, duly executed by Purchaser; and

(iii)       the exercise price for shares being acquired by exercise of the Existing Warrant and the purchase price for the First Closing Warrant, in United States dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions.

 2.3     Second Closing

(a)     Second Exercise. The Purchaser shall use reasonable efforts to exercise the Existing Warrants for up to the remaining 192,970 shares of the Company’s common stock issuable upon exercise of the Existing Warrants within five days after the date of this Agreement (the “Second Exercise”). To effect the Second Exercise, the Purchaser shall deliver a notice of exercise in accordance with the terms of the Existing Warrants. For the avoidance of doubt, Purchaser has no obligation to exercise any of the remaining Existing Warrants within this five day period.

(b)     Issuance of New Warrants. Upon the Purchaser’s Second Exercise of Existing Warrants for the purchase of additional shares of the Company’s common stock , the Company will issue to the Purchaser a new warrant for the acquisition of the number of shares of common stock of the Company equal to 109% of the number of shares for which the Existing Warrants are being exercised in the Second Exercise (the “Second ClosingWarrant”). Any fractional share will be rounded to the nearest whole number of shares. The exercise price for each share of the Company’s common stock under the Second Closing Warrant will be the fair market value of one share of such common stock as determined under the listing rules of the Nasdaq Stock Market. The Purchaser will pay to the Company a purchase price of $0.125 per underlying share for the issuance of the Second Closing Warrant. The consummation of the transactions described in this subsection 2.3(b) is referred to as the “Second Closing,” and the date on which the Second Closing occurs is referred to as the “Second Closing Date.”

2.4     Second Closing Deliveries.

(a)     On or prior to the Second Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following:

(i)      evidence that the Company has issued instructions to its Transfer Agent for the issuance of shares of common stock being acquired by the Second Exercise of the Existing Warrants;

(ii)      the Second Closing Warrant;

(b)     Purchaser shall deliver or cause to be delivered to the Company the following on or prior to the Second Closing Date:

(i)       The Existing Warrants (which the Company shall endorse to reflect the number of shares exercised at the Second Closing and the remaining number of shares for which the Existing Warrants is exercisable after the Second Closing, if any, and, if any shares remain exercisable, then promptly return to the Purchaser);

(iii)       the exercise price for shares being acquired by the Second Exercise of the Existing Warrants and the purchase price for the new Warrants, in United States dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions.

2.5     Contingent Warrants.

The Purchaser acknowledges that the Nasdaq Stock Market has indicated its intention to delist the Company’s common stock from the Nasdaq Capital Market on or after February 16, 2015, for failure to maintain minimum shareholders’ equity of at least $2,500,000 pursuant to Nasdaq listing rule 5500(b)(1) if the Company has not regained compliance with such rule by that date. The Purchaser is exercising the Existing Warrants in reliance on the Company’s prospect for regaining compliance with the minimum shareholders’ equity but recognizes that the Company can give no assurance that the proceeds of this transaction will enable the Company to regain compliance in time to prevent delisting. In consideration of this risk, the Purchaser has requested that the Company agree, and the Company hereby agrees, that (i) if the Company’s common stock is delisted from the Nasdaq Capital Market (or the Company receives notice thereof from Nasdaq) or (ii) the Company has not received notice from Nasdaq confirming that it no longer intends to delist the Company's common stock for the reason stated above, in each case on or before March 25, 2015, then at the Purchaser’s option the Company will issue to the Purchaser warrants to acquire an additional number of shares of common stock of the Company equal to 20% of the number of shares of common stock of the Company issued pursuant to the First Exercise and 20% of the number of shares of common stock of the Company issued pursuant to the Second Exercise (the “Third Closing Warrant”). Any fractional share under the Third Closing Warrant will be rounded to the nearest whole number of shares. The exercise price for each share of the Company’s common stock under the Third Closing Warrant will be the fair market value of one share of such common stock as determined under the listing rules of the Nasdaq Stock Market on the date of issuance of the Third Closing Warrant. The Purchaser will pay to the Company a purchase price of $0.125 per underlying share for the issuance of the Third Closing Warrant upon the granting of the Third Closing Warrant. The Purchaser may elect for the Third Closing Warrant to cover a number of shares of common stock of the Company that is less than the total number of shares to which it is entitled hereunder, and upon such election the purchase price thereof shall be adjusted accordingly.

Article 3:
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser that:

(a)     Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as disclosed in the SEC Reports and as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its articles or certificate of incorporation, bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)     Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i)  violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation or bylaws, (ii) constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, including the Shareholder Rights Plan, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Investor Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of a Notification: Change in the Number of Shares Outstanding with the Principal Trading Market in the time and manner required thereby, and (v) those that have been made or obtained prior to the date of this Agreement, including the filing of a Notification: Listing of Additional Shares with the Principal Trading Market in the time and manner required thereby (collectively, the “Required Approvals”).

(e)     Issuance of the Securities. The issuance of the Securities has been duly authorized, and the Securities, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws. The issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(f)     Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to (i) the filing of the Certificate of Determination, and (ii) stock grants or other equity awards under the plans described in the SEC Reports or exercises of stock options and warrants described in the SEC Reports which do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those accurately described in the SEC Reports. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Reports accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2011 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension (except for the Company’s amendment to its annual report on Form 10-K for the fiscal year ended March 26, 2011, to file information required by Part III of Form 10-K). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)     Financial Statements. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except as may be permitted by the Commission on Form 10-Q, and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(i)     Tax Matters. The Company and each of its Subsidiaries has (i) filed all foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(j)     Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequently filed SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii)  the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except in connection with net or cashless exercise of stock options.

(k)     Environmental Matters. Except as disclosed in the SEC Reports, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)     Litigation. There is no action pending, or to the Company’s Knowledge threatened, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities, or (ii) if determined adversely to the Company and its Subsidiaries, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)     Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)     Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.

(o)     Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any broker commissions, placement agent fees, financial advisory fees, structuring fees or other similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(p)     Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents.

(q)     Subsidiaries. The Company owns or controls, directly or indirectly, only the Subsidiaries identified in the SEC Reports; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary is owned by the Company, directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of any Liens.

(r)     Title to Property. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and hold any leased real or personal property under valid and enforceable leases, in each case which are material to the business of the Company and the Subsidiaries taken as a whole and free from any Liens that would reasonably be expected to result in a Material Adverse Effect.

(s)     Intellectual Property. The Company and the Subsidiaries own, or possess the right to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other Person to the rights of the Company and the Subsidiaries with respect to the foregoing. Except as described in the SEC Reports, (i) to the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property Rights or franchise right of any Person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property Rights or franchise right of any Person, except for such as would not have a Material Adverse Effect. Each employee of and consultant to the Company and its Subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable Subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the SEC Reports: (A) to the Company’s Knowledge, there are no rights of third parties to any Intellectual Property Rights owned by or licensed to the Company or any of the Subsidiaries that conflict with the rights of the Company or the Subsidiaries related to such Intellectual Property Rights, except for any such rights that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) to the Company’s Knowledge, there is no infringement by third parties of any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or the Subsidiaries, there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of the Subsidiaries in or to, or alleging the violation of any of the terms of, or challenging the validity, enforceability or scope of, any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries, except for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates, any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates, any Intellectual Property Rights of others, except, in each case in this clause (D), for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) to the Company’s Knowledge, there is no patent or patent application that contains claims that conflict with any Intellectual Property Rights necessary for the conduct of the businesses of the Company or any of the Subsidiaries as currently or contemplated to be conducted, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (F) to the Company’s Knowledge, none of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries in violation of the rights of any Persons, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)     Possession of Licenses and Permits. The Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Permits”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them, except where failure to possess or to be in compliance, individually or in the aggregate, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any of the Subsidiaries, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)     Contributions. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(v)     Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) in accordance with the Exchange Act rules. In certain SEC Reports filed on or prior to August 9, 2012, the Company disclosed certain material weaknesses in internal controls over financial reporting. Other than such disclosures, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter that, if determined adversely, would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Preferred Shares and the Warrants and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.2     Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)     Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of Purchaser. Each of this Agreement and the Investor Rights Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Investor Rights Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)     Investment Intent. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities, or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, that, by making the representations herein, other than as set forth herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities that are derivatives thereof) to or through any Person.

(d)     Purchaser Status. At the time Purchaser was offered the Securities it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)     General Solicitation. Purchaser: (i) became aware of the offering of the Securities, and the Securities were offered to Purchaser, solely by direct contact between Purchaser and the Company, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries (except the Investor Rights Agreement and the Prior Investor Rights Agreement); and (iii) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company (except the Investor Rights Agreement and the prior Investor Rights Agreements dated June 27, 2013, February 25, 2013 and October 31, 2011).

(f)     Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)     Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and any such questions have been answered to Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to Purchaser’s reasonable satisfaction; and (iv) the opportunity to ask questions of management and any such questions have been answered to Purchaser’s reasonable satisfaction. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)     Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to exercise the Existing Warrants and acquire the New Warrants pursuant to the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, regulatory, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(j)     ERISA. (i) Purchaser is not, and is not acting on behalf of, an ERISA Entity (as defined below)

(ii) For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA.

(k)     Reliance on Exemptions. Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(l)     No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or the fairness or suitability of the investment in the Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Warrants.

(m)     Residency. Purchaser’s office in which its investment decision with respect to the Warrants was made is located at the address immediately below Purchaser’s name on its signature page hereto.

(n)     Existing Warrants. Purchaser has good and marketable title to the Existing Warrants, free from any Liens.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

Article 4:

OTHER AGREEMENTS OF THE PARTIES

4.1     Transfer Restrictions.

(a)     Compliance with Laws. Notwithstanding any other provision of this Article 4, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) pursuant to Rule 144 (provided, that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii), (iii) or (iv) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of “Purchaser” under this Agreement and the Investor Rights Agreement with respect to such transferred securities.

(b)     Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

Certificates evidencing the Warrants shall also bear the following legend as long as the Investor Rights Agreement is in effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT. THE INVESTOR RIGHTS AGREEMENT LIMITS THE VOTING RIGHTS OF THE HOLDER OF THESE SECURITIES IN CONNECTION WITH THE APPROVAL OF CERTAIN CORPORATE REORGANIZATIONS. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)     Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such securities pursuant to Rule 144, (ii) if such securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions or (iii) if such legend is otherwise not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company makes no representation that the Preferred Shares will be eligible for sale under Rule 144 at any time.

4.2     Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144 of the Securities Act, the Company shall use its best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3     Form D and Blue Sky. The Company agrees to file a Form D with respect to the Preferred Shares as required under Regulation D within five (5) business days following each Closing Date. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the New Warrants for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares required under applicable securities or “blue sky” laws of the states of the United States within five (5) business days following the Closing Date.

4.4     Listing of Common Stock. The Company will use its reasonable best efforts to list, upon issuance in accordance with the terms of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares for quotation on the NASDAQ Capital Market, and maintain the listing of the Common Stock on the NASDAQ Capital Market.

Article 5:
CONDITIONS PRECEDENT TO CLOSING

5.1     Conditions Precedent to the Obligations of the Purchaser. The obligation of Purchaser to effect the First Exercise is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the First Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)     Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)     Company Deliverables. The Company shall have delivered the items required to be delivered by it in accordance with Section 2.2(a) as to the First Closing, Section 2.4(a) as to the Second Closing and Section 2.5 as to the Third Closing.

(e)     [Intentionally omitted].

(f)     Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(g)     Amendment to Shareholder Rights Plan. The Company shall have amended the Shareholder Rights Plan to permit Purchaser and Spring Mountain Capital, LP in the aggregate to “Beneficially Own” (as such term is defined in the Shareholder Rights Plan) up to the greater of (i) 37% of the outstanding Common Stock or (ii) 0.25% more than the actual number or percentage of shares they will Beneficially Own in the aggregate if they acquire all of the shares potentially Beneficially Owned pursuant to the First Exercise, the Second Exercise, the First Closing Warrant, the Second Closing Warrant and the Third Closing Warrant, while continuing to be an “Exempt Person” (as such term is defined in the Shareholder Rights Plan).

5.2     Conditions Precedent to the Obligations of the Company. The Company’s obligation to sell and issue the First Closing Warrant, the Second Closing Warrant and the Third Closing Warrant is subject to the fulfillment, on or prior to the First Closing Date, of the following conditions, any of which may be waived by the Company:

(a)     Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the applicable Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)     Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the applicable Closing Date.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)     Purchaser Deliverables. Purchaser shall have delivered the items required to be delivered by it in accordance with Section 2.2(b) as to the First Closing, Section 2.4(b) as to the Second Closing and Section 2.5 as to the Third Closing.

Article 6:
MISCELLANEOUS

6.1     Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby, except that upon and subject to the Closing the Company shall reimburse the Purchaser for actual reasonable legal fees in an amount not to exceed [thirteen thousand dollars ($13,000.00)]. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Preferred Shares to the Purchaser.

6.2     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Pacific time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Pacific time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Giga-tronics Incorporated 4650 Norris Canyon Road San Ramon, CA 94583 Attn: John Regazzi Email: jregazzi@gigatronics.com

With a copy to:	Sheppard Mullin Richter & Hampton LLP Four Embarcadero Center San Francisco, California 94111 Attention: Thomas G. Reddy Telephone: (415) 774-2929 Fax: (415) 603-6050- Email: treddy@sheppardmullin.com

If to Purchaser	To the address set forth under Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4     Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.

6.5     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Preferred Shares in compliance with the Transaction Documents and applicable law; provided, that such transferee shall agree in writing to be bound, with respect to the transferred Preferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the California Courts.

6.9     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11     Termination. This Agreement may be terminated and the sale and purchase of the Preferred Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Pacific time, on the February 17, 2015; provided, however, that the right to terminate this Agreement under this Section 6.11 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.11 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Giga-tronics Incorporated

By:	/s/ John Regazzi
Name: John Regazzi
Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER]

PURCHASER:

Alara Capital AVI II, LLC, a Delaware limited liability company

By:	/s/ Darren C. Wallis
Name: Darren C. Wallis
Title: Managing Member

Address for Notice:

c/o AVI Partners, LLC

555 E. Lancaster Avenue

Suite 520

Radnor, PA 19087

Telephone No.: (610) 860-6660
E-mail Address: dwallis@avipartners.com

Attention: Darren C. Wallis, Managing Member

Delivery Instructions:

(if different than above)

c/o _______________________________

Street: _____________________________

City/State/Zip: _______________________

Attention: __________________________

Telephone No.: ______________________

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A-1:	Form of Warrant
B:	Form of Investor Rights Agreement
C:	Form of Secretary’s Certificate
D:	Form of Officer’s Certificate

Exhibit A

WARRANT TO PURCHASE COMMON STOCK

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Warrant To Purchase
898,634 Shares of Common Stock of
GIGA-TRONICS INCORPORATED

Issue Date: February 16, 2015

Note: This is the First Closing Warrant under that Securities Purchase Agreement between the Company and the Holder dated February 16, 2015.

1.     Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, no Purchaser shall be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of any Purchaser.

“Articles of Incorporation” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Board” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of California generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Company’s common stock, no par value.

“Company” means Giga-tronics Incorporated, a California corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.78 per share, subject to adjustment as provided herein.

“Expiration Time” means 5:00 p.m., Pacific time on February 16, 2020.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith.

“Holder” has the meaning set forth in Section 2.

“Issue Date” means the date identified as the issue date on the first page of this Warrant.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the Fair Market Value per share of such security. For the purposes of determining the Market Price of the Common Stock on the "trading day" preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq Stock Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 12(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the shares of the Company’s Common Stock that may be acquired under this Warrant.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Warrant” means this amended and restated warrant, which has been modified as of the date hereof in accordance with the Explanatory Note included on the first page of this Warrant.

2.     Number of Shares; Exercise Price. This certifies that, for value received, Alara Capital AVI II, LLC, a Delaware limited liability company, or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 898,634 shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.     Exercise of Warrant; Term.

(A)     Subject to Section 2, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Holder, at any time or from time to time, but in no event later than the Expiration Time, by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at the address set forth in Section 19(a) hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased by tendering in cash or by wire transfer of immediately available funds to an account designated by the Company. If the Holder does not exercise this Warrant in its entirety, the Holder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B)     This Warrant may be exercised at such time by means of a “cashless exercise,” whereupon the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at the address set forth in Section 19(a) hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), the Company will issue the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = Market Price of the Common Stock on the last trading day preceding the date of exercise;

(B) = the Exercise Price; and

(X) = the number of Shares for which this Warrant is being exercised.

(C)     To the extent permitted by applicable laws and regulations, the Company’s obligations to issue and deliver Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon exercise of this Warrant as required pursuant to the terms hereof.

4.      Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in the name of Holder or and will be delivered to Holder or such named Person or Persons within a reasonable time after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded, if any. Upon agreement of the Company and Holder, in lieu of issuing certificates evidencing Shares, the Company shall cause its transfer agent to issue such Shares in book-entry form.

5.      No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6.      No Rights as Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7.      Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.      Transfer/Assignment. This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney to any Affiliate of such registered holder, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9.      Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.      Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.      Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)     Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)      Certain Repurchases of Common Stock. If the Company effects a Pro Rata Repurchase of Common Stock, then, in each such case, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. Notwithstanding anything in this Section 12(B) to the contrary, in no event shall any adjustment be made pursuant to this Section 12(B) which would result in an increase to the Exercise Price or a decrease in the number of Shares issuable upon exercise of this Warrant.

(C)     Business Combinations. In the event of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), then, in each such case, the Holder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to receive upon exercise of this Warrant the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in each such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).

(D)     Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(E)     Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(F)      Other Events. For so long as the Holder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 12 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(G)     Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at the address appearing in the Company’s records.

(H)      Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Holder, in the manner set forth in Section 12(G), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(I)     Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory and other applicable national securities exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(J)     Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.      No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

14.      Governing Law. This Warrant will be governed by and construed in accordance with the law of the State of California applicable to contracts made and to be performed entirely within such State. Each of the Company and the Holder agrees (a) to submit to the exclusive jurisdiction and venue of the state and federal courts in the State of California for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 18 below and upon the Holder at the address for the Holder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Holder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15.      Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16.      Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

17.      Prohibited Actions. The Company agrees that it will not take any action which would entitle the Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Articles of Incorporation.

18.      Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time as follows:

(a)  if to the Company, at:

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
Attn: John Regazzi, President and Chief Executive Officer

(b)  if to Holder, at the addressed indicated below Holder’s signature.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

19.      Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

20.     Consideration. Holder acknowledges that part of the consideration for issuance of this Warrant is the amount of $0.125 per share covered by this Warrant, for a total of $112,329.37, and that such amount shall be paid promptly after issuance of this Warrant.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the Issue Date set forth above. This page may be signed in counterparts.

“COMPANY”

GIGA-TRONICS INCORPORATED

By:
Name:	John Regazzi
Title:	President and Chief Executive Officer

“HOLDER”

ALARA CAPITAL AVI II, LLC, a Delaware limited liability company

By:
Name:	Darren C. Wallis
Title:	Managing Member

Holder’s Address for Notice: c/o AVI Partners, LLC 555 E. Lancaster Avenue Suite 520 Radnor, PA 19087 Telephone No.: (610) 860-6660 E-mail Address: dwallis@avipartners.com

[Form of Notice of Exercise]

Date: _________

TO: Giga-tronics Incorporated

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock _________________________

Method of Payment of Exercise Price: _________________________

Aggregate Exercise Price: _________________________

Holder: _________________________

By: _________________________

Name: _________________________

Title: _________________________

EXHIBIT B

Form of Investor Rights Agreement

Investor rights agreement

This Investor Rights Agreement (this “Agreement”) is made and entered into as of February 16, 2015, by and among Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of February 16, 2015, between the Company and the Purchaser (the “Purchase Agreement”), relating to the exercise of Existing Warrants and the issuance of New Warrants each as defined in the Purchase Agreement).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, the Purchaser shall not be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Filing” has the meaning set forth in Section 6(a).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“Claims” has the meaning set forth in Section 6(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means those shares of the Common Stock issuable upon conversion of the Preferred Stock purchased by the Purchaser from the Company under any previous Securities Purchase Agreement or similar agreement and those shares of Common Stock issued or issuable upon exercise of the Existing Warrants or the New Warrants.

“Common Stock” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Indemnified Party” has the meaning set forth in Section 6(b).

“Effective Date” means the date a Registration Statement is declared effective by the Commission.

“Effectiveness Deadline” means the date that is 60 days after the date of the Filing Deadline or, if the Commission staff reviews or provides comments on the applicable Registration Statement, 90 days after the date of the Filing Deadline.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Warrants” has the meaning set forth in the Purchase Agreement.

“Filing Deadline” means May 30, 2015.

“Grace Period” has the meaning set forth in Section 3(j).

“Indemnified Damages” has the meaning set forth in Section 6(a).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Legal Counsel” has the meaning set forth in Section 3(c).

“New Registration Statement” has the meaning set forth in Section 2(a).

“New Warrants” has the meaning set forth in the Purchase Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Preferred Stock” means any of the Company’s Series B, Series C and Series D Convertible Voting Perpetual Preferred Stock.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the preamble and includes any transferee or assignee thereof to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8.

“Purchaser Indemnified Party” has the meaning set forth in Section 6(a).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.

“Registrable Securities” means all of the Common Shares and any securities issued or distributed or issuable in respect thereof by way of a stock split, dividend or other distribution or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization or similar event with respect to the Common Shares; provided, that Common Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); (B) if such Common Shares have ceased to be outstanding; or (C) if such Common Shares have been sold in a private transaction in which the Purchaser’s rights under this Agreement have not been assigned to the transferee; provided, that Registrable Securities shall not include shares of the Company’s common stock issuable but not yet issued under the Existing Warrants that are not exercised as part of the First Exercise or the Second Exercise.

“Registration Period” has the meaning set forth in Section 3(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

“Required Holders” means the holders of at least 50% of the Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act as such Rule may be amended from time to time, or any successor rule providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Suspension Notice” has the meaning set forth in Section 4(c).

“Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Violations” has the meaning set forth in Section 6(a).

“Warrants” means the warrants issued by the Company and purchased by the Purchaser pursuant to the Purchase Agreement.

2.     Registration.

a.     The Company agrees to file with the Commission a Registration Statement under the Securities Act on Form S-3, no later than the Filing Deadline, covering the offer and resale of all of the Registrable Securities on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Effectiveness Deadline. Notwithstanding the registration obligations set forth in the preceding sentences of this Section 2(a), if, in response to its filing of the Initial Registration Statement, the Company receives a Commission comment that all of the Registrable Securities cannot be registered for resale on the Initial Registration Statement, then the Company shall promptly inform the Purchaser thereof and, upon the written request of the Required Holders, either (i) file amendments to the Initial Registration Statement, or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities consistent with such Commission comment, and, as promptly as practicable thereafter, taking into account such Commission comment, file a Registration Statement covering the balance of the Registrable Securities; provided, in no event shall the Company be required to file a registration statement on Form S-1 or equivalent long-form registration statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement under this Section 2 without the prior written consent of the Required Holders.

b.     Ineligibility for Form S-3. The Initial Registration Statement shall be on Form S-3. In the event that Form S-3 is at any time not available for the registration of the resale of Registrable Securities, the Company shall undertake to file with the Commission a Registration Statement on Form S-3 to register the Registrable Securities within 30 days of the date on which the Company’s use of Form S-3 first becomes available, provided that the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a new Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

c.     Effectiveness. The Company shall cause any Registration Statement filed under Section 2 to be declared effective under the Securities Act as promptly as possible after the filing thereof.

d.     [intentionally omitted].

e.     Underwritten Offering.

(i)     If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to a Registration Statement filed pursuant to Section 2 so elect, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement such Registration Statement for such purpose. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

(ii)     In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto (provided, that such activities shall not unreasonably interfere with the duties of such officers in the ordinary course of the Company’s business).

(iii)     In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

3.     Registration Procedures. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2, the Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.     The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times from its effective time until the earlier of (i) the date as of which the Common Stock covered by such Registration Statement cease to be Registrable Securities or (ii) the date on which the Purchaser shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

b.     The Company shall prepare and file with the Commission such amendments and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.     The Purchaser shall have the right to select one legal counsel to review and oversee any registration pursuant to this Agreement (“Legal Counsel”), as designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the Commission, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel, without charge, (i) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, (ii) after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d.     The Company shall promptly furnish to the Purchaser, without charge, (i) after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Purchaser.

e.     The Company shall (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Purchaser of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Purchaser of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.     The Company shall notify Legal Counsel and the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(l), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and the Purchaser (or such other number of copies as Legal Counsel or the Purchaser may reasonably request). The Company shall also promptly notify Legal Counsel and the Purchaser in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.     The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.     The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i.     If requested by the Purchaser, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

j.     Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser) and the date on which the Grace Period will begin, and (ii) notify the Purchaser in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receives the notice referred to in clause (i) and shall end on and include the later of the date the Purchaser receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirements exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

4.     Obligations of the Purchaser Relating to Registration.

a.     At least ten Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Purchaser in writing of the information the Company requires from the Purchaser to have any of the Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Purchaser that the Purchaser shall furnish to the Company, not later than five Business Days after the date of the Company’s notice, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of the Purchaser’s Registrable Securities.

b.     The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

c.     The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) (each a “Suspension Notice”), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to such Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Purchaser has not yet settled. In any event, the Company shall not be entitled to deliver more than one Suspension Notice in any one year.

d.     The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.     Expenses of Registration. All expenses, other than Selling Expenses, with respect to the registration and disposition of Registrable Securities including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees (which shall be proportional and reasonable in relation to the market value of the Registrable Securities being registered) of one counsel for the Purchaser, who shall be selected by the Required Holders shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

6.     Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.     To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Purchaser, the directors, officers, managers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation of this Agreement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Purchaser Indemnified Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): shall not apply to a Claim (a) arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Purchaser Indemnified Party expressly for use in any Prospectus or supplement thereto or the omission or alleged omission in such written information to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such Prospectus or supplement thereto was timely made available by the Company pursuant to Section 3(d); (b) to the extent such Claim is based on a failure of such Purchaser Indemnified Party to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 3(d); (c) in which amounts are paid in settlement of any Claim and such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; (d) in which such Purchaser Indemnified Party fails to cease all offers and sales of Registrable Securities in accordance with Section 4(c) herein, to the extent such Claim is based on such failure; and (e) arising out of or based solely upon a breach by such Purchaser Indemnified Party of such Purchaser Indemnified Party’s obligations set forth herein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 8.

b.     In connection with any Registration Statement in which the Purchaser is participating, to the fullest extent permitted by law, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend the Company and each of its directors, officers, employees, agents and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with a Blue Sky Filing, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or omission of a material fact is contained in any written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Purchaser will reimburse any legal or other expenses reasonably incurred by an Company Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed and provided further, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 8.

c.     Promptly after receipt by a Purchaser Indemnified Party or Company Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Purchaser Indemnified Party or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Purchaser Indemnified Party or the Company Indemnified Party, as the case may be; provided, however, that a Purchaser Indemnified Party or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Purchaser Indemnified Party or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Party or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Purchaser Indemnified Party or Company Indemnified Party and any other party represented by such counsel in such proceeding. In the case of a Purchaser Indemnified Party, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Company Indemnified Party or Purchaser Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Purchaser Indemnified Party which relates to such action or Claim. The indemnifying party shall keep the Company Indemnified Party or Purchaser Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Indemnified Party or Purchaser Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Purchaser Indemnified Party of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Indemnified Party or Purchaser Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Purchaser Indemnified Party or Company Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.     The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Purchaser Indemnified Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.     Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.

8.     Assignment of Registration Rights. The registration rights provided pursuant to Sections 2 through 10 of this Agreement shall be assignable in full or in part by the Purchaser to any transferee of such Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, contemporaneous with such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.     Amendment. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

10.     Preservation of Rights.   Except with the prior consent of the Required Holders, the Company shall not, for so long as there are Registrable Securities, (a) grant any registration rights to third parties that are inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.     Rule 144 Compliance.   With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

a.      make and keep public information available, as those terms are understood and defined in Rule 144 at all times; and

b.     use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

12.     [Intentionally Omitted].

13.     Miscellaneous.

a.     A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.

b.     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), so long as such facsimile is followed by mail delivery of the same information contained in such facsimile, or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:	Giga-tronics Incorporated 4650 Norris Canyon Road San Ramon, California 94583 Attn: John Regazzi Email: jregazzi@gigatronics.com

If to the Purchaser, to the address set forth underneath the Purchaser’s name on the signature page hereto.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (iii) above, respectively.

c.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

e.     This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.     Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.     This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.     All consents and other determinations required to be made by the Purchaser pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.     As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

n.     The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which an adequate remedy at law is not available. The parties hereby agree that any party hereto may, in its sole discretion, apply to any California Court for specific performance or similar relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation thereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

GIGA-TRONICS INCORPORATED

By:
Name: John Regazzi
Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF PURCHASER

Alara Capital AVI II, LLC, a Delaware limited liability company

By:
Name: Darrin C. Wallis
Title: Managing Member

Address for Notice:

c/o AVI Partners, LLC

555 E. Lancaster Avenue

Suite 520

Radnor, PA 19087

Telephone No.: (610) 860-6660
E-mail Address: dwallis@avipartners.com

Attention: Darren C. Wallis, Managing Member

EXHIBIT C

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified Acting Secretary of Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of February 16, 2105, by and between the Company and the investor party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.

Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on February ___, 2015. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.

Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the other Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
John Regazzi	President and Chief Executive Officer	/s/ John Regazzi
Steve Lance	Chief Financial Officer and Secretary	/s/ Steve Lance

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this February 16, 2015.

/s/ Steve Lance
Steve Lance
Secretary

I, John Regazzi President and Chief Executive Officer, hereby certify that Steve lance is the duly elected, qualified Acting Secretary of the Company and that the signature set forth above is his true signature.

/s/ John Regazzi
John Regazzi
President and Chief Executive Officer

EXHIBIT A

Resolutions

EXHIBIT D

Form of Officer’s Certificate

The undersigned, the Acting Chief Financial Officer of Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), pursuant to Section 2.2(a) of the Securities Purchase Agreement, dated as of February 16, 2015, by and between the Company and the investor signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.

The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.

The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 16th day of February, 2015.

/s/ Steve Lance
Steve Lance
Chief Financial Officer and Secretary